SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the registrant / /

Filed by a party other than the registrant /X/

Check the appropriate box:

         /X/   Preliminary Proxy Statement
         / /   Confidential, for Use of the Commission Only (as permitted by
               Rule 14a-6(e)2))
         / /   Definitive Proxy Statement
         / /   Definitive Additional Materials
         / /   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12



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                  (Name of Registrant as Specified in Charter)


             THE COMMITTEE TO REVITALIZE DOMINION BRIDGE CORPORATION
--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)


         Payment of filing fee (check the appropriate box):

         /X/      No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

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         (2)      Aggregate number of securities to which transaction applies:

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         (3)      Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         / /      Fee paid previously with preliminary materials.


         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:



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         (2)      Form, Schedule or Registration Statement no.:



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         (3)      Filing Party:



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         (4)      Date Filed:

                        PRELIMINARY PROXY MATERIALS DATED
                      MAY 23, 1997 -- SUBJECT TO COMPLETION

                                THE COMMITTEE TO
                     REVITALIZE DOMINION BRIDGE CORPORATION
                              420 LEXINGTON AVENUE
                                   SUITE 2860
                            NEW YORK, NEW YORK 10170
                                 (212) 953-1010
                                                           June __, 1997


To the Stockholders of
Dominion Bridge Corporation:

                  In our view, the value of your investment in Dominion Bridge Corporation is in jeopardy due to the poor performance and self-dealing of current management. In recent weeks the Company reported a loss of approximately $1.45 million for the first half of fiscal 1997, on top of an initial loss of nearly $5.7 million in fiscal 1996. The 1996 loss was just restated by an increase of nearly $4.3 million, FOR A TOTAL LOSS OF NEARLY $10 MILLION FOR FISCAL 1996. For the past two years, the Company's gross profit margins have been steadily declining while its administrative expenses and corporate overhead have been increasing at a disproportionate rate.

                  As a result of these facts, the Company is faced with dwindling cash and working capital necessary to operate the business. In spite of this critical cash shortage, senior management has seen fit to pay themselves cash bonuses aggregating $700,000 in the Company's most recent quarter. Moreover, in order to gain an extension and forbearance of the bridge loan from Bankers Trust, senior management undertook the sale of a portion of the Company's shares of McConnell Dowell Corporation Limited, which is arguably the Company's most profitable and valuable asset.

                  We believe that current management's poor performance has contributed substantially to the precipitous drop in the Company's stock price: from a high of $8-5/32 per share in fiscal 1995 to the current level of $1-1/2 per share, A DECLINE OF 80%.

                  The Company's senior executives, however, have personally prospered over the last few years. The senior executives have received exorbitant bonuses, and have also benefitted from the favorable downward adjustment in the exercise price of their stock options, as well as from substantial interest-free loans and other advances.

                  In sum, we believe that Dominion Bridge is poorly managed. The stockholders of the Company need to reassert control over the management of the Company before it is too late, by ousting the incumbent senior executive management and replacing them with a new team of senior executives to manage the Company, to seek to restore profitability, stop self-dealing and, ultimately, to improve the value of your investment. The alternative -- maintaining the status quo -- is in our view a blueprint for continued losses and the potentially disastrous deterioration of stockholders' value.

                  In order to change the Company's senior executive management, unfortunately stockholders cannot at this time propose or elect new nominees to the current Board of Directors. However, a majority of stockholders, acting now by written consent, can oust Messrs. Marengere, Matossian and Despres from their executive positions as Chairman, President and Secretary, respectively, and install the undersigned members of the Committee as the new senior executive management team with authority to run the Company on a day-to-day basis. These actions would be accomplished through the adoption by stockholders of the Committee's proposals: implementing the new bylaws being proposed by the Committee and the other stockholder resolutions set forth on the enclosed WHITE written consent card.

                  If a majority of stockholders sign written consents to support the Committee's solicitation, we believe that the current Board of Directors would want to work with us to convince current senior executives to step aside on an amicable basis. PLEASE SEND US YOUR WRITTEN CONSENT NOW IN ORDER TO HELP ACHIEVE THIS OBJECTIVE.

                  The enclosed consent statement sets forth detailed information about this consent solicitation. We urge you to read it in its entirety before deciding whether to sign and return to us your written consent. We have set June __, 1997 as the goal for the submission of written consents to the Committee; however, we urge you to send us the WHITE written consent card as soon as possible so that we can demonstrate to the Board of Directors that stockholders strongly support the pressing need for a change.

                                       Very truly yours,

                                       THE COMMITTEE TO REVITALIZE
                                       DOMINION BRIDGE CORPORATION


                                       John D. Kuhns
                                       Chairman


                                       Kenneth W. Mariash
                                       President and Chief Executive Officer


                                       John M. Dutton
                                       Secretary

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         If your  shares  of  Common  Stock  are  held in the  name of a bank or brokerage firm, only that firm can execute a written consent card on your behalf. Please contact the person responsible for your account and instruct them to execute a WHITE written consent card as soon possible.

         If you have questions or need assistance in voting your shares, please contact the firm assisting us in the solicitation of written consents:

                            GEORGESON & COMPANY INC.
                                WALL STREET PLAZA
                            NEW YORK, NEW YORK 10005
                            TOLL FREE: 1-800-223-2064
                       BANKS & BROKERS CALL: 212-440-9800
--------------------------------------------------------------------------------

                        PRELIMINARY PROXY MATERIALS DATED
                      MAY 23, 1997 -- SUBJECT TO COMPLETION

                         CONSENT SOLICITATION STATEMENT
                                       OF
                           THE COMMITTEE TO REVITALIZE
                           DOMINION BRIDGE CORPORATION

                  This Consent Solicitation Statement (the "Consent Statement") and the accompanying form of written consent are furnished by The Committee to Revitalize Dominion Bridge Corporation (the "Committee") in connection with the solicitation by the Committee of written consents from the holders of common stock, $.001 par value per share (the "Common Stock"), of Dominion Bridge Corporation, a Delaware corporation (the "Company"), to take the following action (the "Proposal"), without a meeting of stockholders, as permitted by Delaware law:

                  Remove the following officers: Mr. Michel L. Marengere as Chairman of the Board and Chief Executive Officer, Mr. Nicolas Matossian as President and Chief Operating Officer, and Mr. Olivier Despres as Corporate Secretary; and elect Mr. John D. Kuhns as Chairman, Mr. Kenneth W. Mariash as President and Chief Executive Officer, and Mr. John M. Dutton as Secretary. Those actions would take place immediately following the implementation of stockholder resolutions to repeal the Company's Bylaws (the "Old Bylaws") in their entirety and approve and adopt new bylaws (the "New Bylaws") set forth as Appendix A to this Consent Statement.

                  Approval of the Proposal requires the written consent of a majority of the holders of Common Stock as of May 23, 1997 (the "Record Date"). Stockholders of record as of close of business on the Record Date will be entitled to one vote for each share of Common Stock (the "Shares"). The Committee has set June __, 1997 as the goal for the submission of written consents; however, the last day for the submission of written consents to the Company under Delaware law will be July 22, 1997. Based on publicly available information filed by the Company with the Securities and Exchange Commission (the "SEC") as of May 12, 1997, there were 29,003,648 shares of Common Stock issued and outstanding.

                  This   Consent   Statement,   the   accompanying   letter   to
stockholders and the WHITE form of written consent are first being furnished to stockholders on or about June __, 1997.

                    REASONS FOR THE COMMITTEE'S SOLICITATION

INTRODUCTION

                  The Committee believes that the Company is being poorly managed, that the current team of senior executives lacks the management experience and ability to operate the Company profitably or for the objective of maximizing stockholder value; and that the current team of senior executives has been engaged in self-dealing to the detriment of stockholders. For example:

                  o The Company lost nearly $1.5 million for the first half of fiscal 1997, despite approximately $5.5 million of extraordinary gains, including a $3 million pre-tax gain with respect to its sales of shares of McConnell Dowell Corporation Limited ("McConnell Dowell") and $2.5 million of non-operating income from the amortization of negative good-will associated with the Company's purchase of MIL Davie.

                  o The Company initially reported a loss of $5.7 million for fiscal 1996. Just recently, the Company reported that this loss would be restated by an increase of nearly $4.3 million, for a total loss of nearly $10 million for fiscal 1996.

                  o In spite of the Company's poor operating performance and dwindling cash reserves, senior management received bonuses aggregating $700,000 in February over the strenuous objections of the Company's stockholders. Senior management also benefitted from the favorable downward adjustment of the "strike price" with respect to stock options to purchase 1,225,000 shares of Common Stock, from a range between $3.25 to $4.13 to $2.00.

                  o With other alternatives available, senior executive management nonetheless caused the Company to recently sell a portion of its shares of McConnell Dowell, which is arguably the Company's most profitable and viable asset, in order to obtain an extension and forbearance of a loan from Bankers Trust.

                  o Because of the deterioration of the Company's operating performance, executive bonuses and bank debt paydowns, the Company's cash and working capital to operate the North American businesses has been all but depleted.

                  o The price of the Common Stock has dropped from a high of $8-5/32 in the first quarter of fiscal year 1995 to the present level of $1-1/2, a decline of 80% in just over two years.

                  o The Committee believes that through these and other actions the Company's senior executives have received over $5 million of cash and other benefits in the past four years -- an amount which has undoubtedly contributed to losses borne by stockholders during that period.

                  In light of these events, the Committee believes that the senior executive officers of the Company lack the ability and experience necessary to successfully operate the Company.

                  The Company is primarily a diversified international infrastructure concern, which requires expertise in engineering, procurement and construction, as well as project finance. Neither Messrs. Marengere and Matossian has a background in these areas. Under their control, the Company has made several acquisitions but has failed to exploit their potential. For instance, without proper financial controls and underwriting procedures, the Company could agree to undertake major projects without a full evaluation of the financial and business risks that could be attendant to such a commitment; only after months or years into the project would the Company's true exposure be known. The Committee believes that the recent and precipitous decline in the Company's gross profit margin is one indication of management weakness in this area.

                  Additionally, the Company's senior management has undertaken various acts of self-dealing. Incredibly, the stockholders have had to countenance not only these acts of self-dealing but have had to stand by while senior management, at stockholders' expense, has devoted substantial time and energy to defending itself, or certain executives individually, including Michel Marengere and his wife, Micheline Prud'homme, a former vice-president and director, in various lawsuits. This includes a stockholder derivative action alleging interested and self-dealing transactions by Mr. Marengere and a class action suit against the Company and Messrs. Marengere and Matossian, individually, alleging that the Company issued misleading press releases and reports to the SEC. The Committee believes that these and other litigation matters distract the Company's management from concentrating their full-time efforts on the operation of the Company's business and are a terrible waste of corporate funds.

                  In summary, the Committee believes that the Company's senior executive management has no interest in enhancing stockholder value and has no intention (or perhaps lacks the capacity) to manage the Company for the benefit of its stockholders. We also believe that senior management is acutely interested in running the Company for its own benefit, even when its actions may be to the detriment of stockholders. Accordingly, the Committee believes that the only viable option for the Company's stockholders is to pursue the process of replacing the current senior executive management team.

THE GOAL OF THE COMMITTEE

                  The Committee's goal in soliciting written consents through this Consent Statement is to start the process of revitalizing the Company. The Proposal for which approval is being sought is designed to enable stockholders to remove Messrs. Marengere, Matossian and Despres as executive officers of the Company and replace them with Messrs. Kuhns, Mariash and Dutton, with authority to run the Company on a day-to-day basis. Furthermore, the New Bylaws are designed to help convince the current Board of Directors to become more responsive to stockholders' interests and to work with the Committee to convince current senior management to step aside on an amicable basis. The Committee believes that with a new and more experienced senior management team in place the Company will be able to better manage its assets, negotiate with lenders and suppliers and, ultimately, restore the Company to profitability.

WHY REPLACE THE OFFICERS, NOT THE BOARD OF DIRECTORS?

                  At this time, the Board of Directors cannot be removed, nor can new directors be elected by stockholders. The General Corporation Law of the State of Delaware (the "Delaware GCL"), and the Company's Restated Certificate of Incorporation (the "Charter") effectively foreclose those actions. The Charter establishes a classified board, with each class serving for a team of three years. Therefore, replacing a majority of the Board of Directors could be a two-year process. The Committee, however, believes that any delay -- especially two years -- is unthinkable and that it is imperative to act sooner.

                  Under Section 228(a) of the Delaware GCL, stockholders can act by written consent in lieu of holding an annual or special meeting unless a provision in a company's certificate of incorporation explicitly states otherwise. The Company's Charter does not contain such a provision. While the Old Bylaws purport to prohibit stockholder action by written consent, in the absence of a corresponding charter provision, the restriction in the Old Bylaws is superfluous and of no legal effect. See "Other Matters - Legal Proceeding."

                  By undertaking this consent solicitation and making the Proposal, the Committee is seeking the benefit of the Delaware GCL to enable stockholders to directly control certain aspects of the corporate governance of the Company. The Proposal is designed to repeal the Old Bylaws and adopt the New Bylaws. Under the New Bylaws, the stockholders would then have the power to remove and elect the three senior executive officers of the Company. See "The Proposal." These components of the Proposal are being presented as a single matter for consideration by stockholders because the Committee is unwilling to pursue the consent solicitation process unless all elements of the Proposal are adopted.

                  If a majority of stockholders act by written consent to support the Proposal, the Committee believes that the current Board of Directors would want to work with the Committee to convince current senior executives to step aside on an amicable basis. There can be no assurance in this regard, however, in which case the New Bylaws would create impediments to smooth working of the Board of Directors and would transfer to the new senior executive officers nominated by the Committee authority to manage the Company on a day-to-day basis. See "The Proposal -- Repealing the Old Bylaws and Adopting the New Bylaws." Should the Proposal be adopted and enacted, the Committee would periodically review the Company's corporate governance situation and might recommend to stockholders changes to the Charter or the New Bylaws, including adoption of new provisions or rescission.

THE CASE AGAINST CURRENT MANAGEMENT

                  MANAGEMENT'S TRACK RECORD. Messrs. Marengere and Matossian assumed their positions as the two most senior executives of the Company in October 1993 and April 1994, respectively. Since then, the Company's revenues have grown primarily through a succession of acquisitions of undervalued or troubled assets and businesses. The Committee believes that this strategy, while increasing the Company's revenues, when coupled with poor management, is a major cause of the significant decline in stockholder value. Earnings (loss) per share for the three and six months ended March 31, 1997 were $(.01) and $(.05), despite $5.5 million in extraordinary and non-operating income items, as compared to $.13 and $.25 for the same periods in fiscal 1996, respectively. Similarly, earnings (loss) per share for fiscal year 1996, after the recent restatement, was $(.54) as compared to $.14 for fiscal year 1995.

                  At the same time, the Company's gross profit margins have declined by a precipitous 24.4% from fiscal years 1994 to 1996, to a level which current senior management euphemistically calls "industry averages." The Committee believes that those declines are not only symptomatic of the senior management's lack of expertise in running a complex construction, procurement and engineering company, including proper risk management, but, moreover, are understated. For example, gross profit margins were inflated by including millions of dollars of non-cash "negative goodwill" associated with the MIL Davie transaction. It is not surprising that the Company has engaged three different independent auditing firms in the past four fiscal years.

                  MANAGEMENT SELF-DEALING. In contrast to the diminution in value suffered by the stockholders, Mr. Marengere and his affiliates have personally benefited from his stewardship of the Company. For example:

                  o In fiscal year 1994, the Company advanced approximately $1.73 million to Fidutech Technologies Inc. and its affiliates, entities it admitted were controlled by Mr. Marengere and another director of the Company. A substantial portion of this advance, $781,000, was recorded as an interest-free loan.

                  o In December 1994, a different corporate entity, Group Fidutech International Inc. ("GFI"), which is also controlled by Mr. Marengere and the same director, bought Cdn. $2.7 million of preferred stock issued by a subsidiary of the Company, which it subsequently exchanged for 450,000 shares of Common Stock, at a price of approximately $4.30 per share of Common Stock. At that time, the high and low bid prices for shares of Common Stock were approximately $7 3/4 and $5 3/4, respectively, providing Mr. Marengere and his fellow director of the Company with a paper gain of approximately $1 million.

                  o In fiscal year 1995, the Company advanced $994,000 to GFI.

                  o The Company's balance sheet includes in the equity section a subscription receivable of approximately $1.82 million, all of which is owed by Mr. Marengere and has been outstanding since fiscal year 1993.

                  Not surprisingly, stockholders of the Company brought a derivative action against the Company, Mr. Marengere and two other individuals alleging self-dealing. The settlement to this suit contemplates (i) the repayment to the Company of the loans to affiliates of Mr. Marengere (which has occurred); (ii) the guarantee by a company controlled by Mr. Marengere of certain payments owed to the Company by the purchasers of a former subsidiary of the Company; (iii) an agreement that no further interest-free loans may be made to Mr. Marengere; (iv) an agreement that all future transactions not in the ordinary course of business between the Company and Mr. Marengere be subject to independent director approval; and (v) payment of the plaintiffs' attorney's fees in the amount of $140,000.

                  MASSIVE DILUTION TO STOCKHOLDERS. Confirming the Committee's view that the current senior executives lack any sophistication or expertise in financial matters (other than their own), is the unfortunate story of the Company's major external financings undertaken in fiscal year 1996:

                  o The Company raised a total of $54.2 million from a private placement of the preferred stock by a subsidiary and a bridge loan from Bankers Trust. The costs of raising that capital: $4 million, or nearly 8%. This fact alone made these financings quite expensive.

                  o The preferred stock was convertible by its terms into Common Stock at a 12% to 15% DISCOUNT to market. Amazingly, the Company's senior executives failed to bargain for a minimum conversion price; consequently, if the Company's stock price decreased the number of shares issuable upon conversion could increase with no theoretical limit.

                  o In fact, this is exactly what happened. Ultimately the preferred stock was converted into nearly 11.7 million shares, which caused a 78% increase in the number of shares of Common Stock outstanding from the start of fiscal year 1996. This massive dilution to holders of Common Stock arose because the preferred stock had no minimum conversion price. In the Committee's view this huge dilution, combined with poor operating results, has helped cause the substantial decline on the Company's stock price.

                  o The Bankers Trust bridge loan was used to finance the acquisition of a controlling interest in McConnell Dowell -- an Australian publicly-traded company. Since that company still has minority, public stockholders and pays no dividends, its profitability adds no cash to the Company's coffers. Consequently, given the losses in its other businesses, there is no apparent financial support or cash flow for the Bankers Trust bridge loan. Instead, the Company has had to resort to selling some of the recently-acquired stock of McConnell Dowell to repay Bankers Trust. Incredulously, senior management states that this sell-down was always part of their plan.

BACKGROUND OF THE COMMITTEE

                  Mr. John D. Kuhns, Chairman of the Committee, first met the senior executives of the Company nearly one year ago when he was chairman of The New World Power Corporation ("New World"), a publicly-traded company which Mr. Kuhns had founded and was then a 10% stockholder. At the time, New World was in the process of restructuring its debt agreements with its senior creditors. In order to raise capital to complete a series of alternative energy projects then under development by New World, the Company was one of the entities which was introduced to New World by its financial advisor as a potential source of new capital as well as engineering and construction expertise.

                  During the summer and fall of 1996, at the direction of New World's board of directors, Mr. Kuhns led the negotiations for a joint venture arrangement between New World and the Company pursuant to which those alternative energy projects in New World's development portfolio would become 50% owned by the Company; in return, the Company would provide up to $2.5 million of funding, which was the estimated amount necessary to complete the permits, planning, commitment letter and other development work needed to bring those projects to the construction and permanent financing stage. At its option, the Company could convert its investment in those jointly-owned development projects into an equity interest of approximately 40% in New World. In addition, the Company appointed one person to New World's board of directors, and one of its executives became the acting CEO of New World. Furthermore, once the Company converts its investment into equity of New World, it would also be entitled to designate the chairman of New World.

                  As of October 31, 1996 the agreements for that joint venture were formally entered into. At the same time, Mr. Kuhns resigned as Chairman of New World to return to investment banking on a full time basis. In November 1996, at the request of the Company's senior executives, Mr. Kuhns agreed to devote a portion of his time to act as the Company's financial advisor for project financings through Dominion Kuhns Brothers, Inc. ("DKB"), a newly-formed company which would be up to 85% owned by the Company. While the terms of such an arrangement were negotiated by the parties, over the next six months the Company never executed the formal documentation for these agreements between itself, DKB and Mr. Kuhns; also, it did not pay DKB or Mr. Kuhns the full compensation or expenses agreed upon.

                  At the request of the Company's senior executives, among the financial advisory tasks undertaken by Mr. Kuhns through DKB was finalizing the permanent project financing for New World's Big Spring, Texas alternate energy wind farm project, assisting in the sale of various New World assets to satisfy its creditors, and negotiating with the Company's commercial bank lender for an extension of the $30 million bridge loan from Bankers Trust which was due on April 30, 1997. Through the course of those dealings, Mr. Kuhns realized that the senior executive management of the Company had virtually no understanding of project financing or the general contractor expertise which would be required to bring the Big Spring, Texas project to fruition. He also learned, through discussions with the Company's commercial bank lender, that the bank would only refinance the bridge loan if the Company's senior executive management team modified their responsibilities. Mr. Kuhns discussed these findings with the Company's senior executives, who summarily declined to accept those views. Instead, in February 1997 they orally agreed to retain DKB to find an alternative funding source that would become a major investor in the Company and restructure the bridge loan. Based on that oral retention, Mr. Kuhns began discussions with major stockholders of the Company and other potential investors to ascertain their interest in participating in such a restructuring.

                  At the  Company's  annual  meeting  of  stockholders,  held on
February 28, 1997, in response to questions by stockholders as to the Company's plans with respect to the bridge loan, the Company's chairman stated that the retention of DKB as financial advisor, together with another firm as placement agent, to handle the restructuring of the bridge loan was imminent. However, no such retention agreement was signed; instead, the Company's chairman independently arranged to sell a portion of the Company's shares in McConnell Dowell (an Australian public company in which the Company then owned approximately 78%) in order to raise the $10 million necessary to immediately placate Bankers Trust and obtain forbearance on the repayment of the balance of the bridge loan.

                  Once the sale of the McConnell Dowell shares became publicly known in early March 1997, in response to pressure from stockholders the Company retained the second investment banking firm as placement agent, but not DKB as financial advisor, to assist it in restructuring the bridge loan and finding new investors. Also at that time several stockholders (or their representatives) called Mr. Kuhns on their own initiative to express their extreme displeasure over what they perceived to be a very poor management decision. The tenor of their comments was a loss of confidence in the ability of the senior executives to manage the Company's business and create any value for stockholders. In addition to expressing their frustration with the Company's deteriorating financial performance and stock price, as well as questioning whether the Company's senior executive management had any plan or strategy for protecting or enhancing stockholders' value, those major stockholders (or their representatives) asked Mr. Kuhns to explore whether the Company's senior executives could be removed from office.

                  On May 6, 1997 Mr. Kuhns sent a letter to the Company's chairman, formally severing any relationship between Mr. Kuhns, DKB and the Company. That letter stated that the Company had never executed the agreements negotiated by the parties to formalize the financial advisory relationship which DKB was ostensibly formed to undertake, and had never paid Mr. Kuhns or DKB in accordance with the terms agreed upon. Furthermore, Mr. Kuhns stated that the Company had improperly listed him as a Vice President of the Company in its public filings with the SEC as of September 30, 1996, that he had rejected this designation at the time it first appeared in drafts of the Company's year-end public filings, and had at the time advised the

Company's legal counsel to withdraw his name from all such filings. The Company has not responded to Mr. Kuhns' letter of May 6, 1997.

                  Thereafter, Mr. Kuhns formally organized the Committee with Mr. Mariash, and they were later joined by Mr. Dutton. Mr. Mariash had been introduced to Mr. Kuhns several months earlier by the Company's other investment banking firm as a prospective investor to be part of a group of new investors that were considering providing new financing to the Company, but only if an experienced executive of Mr. Mariash's caliber became president of the Company. Mr. Dutton was introduced to Mr. Kuhns in late 1996; with the concurrence of the Company's senior executives Mr. Dutton was hired as an employee of DKB. Mr. Dutton had also negotiated an employment and compensation arrangement with the senior executives of the Company, but as was the case with Mr. Kuhns' arrangement, it too was never executed. On May 12, 1997, Mr. Dutton sent the Company's chairman a letter formally severing any relationship between them. The Company has not responded to Mr. Dutton's letter.

                  Once the Committee began to form, Mr. Kuhns engaged in discussions with legal counsel and certain major stockholders about the viability of a strategy to oust the Company's senior executives. During the week of May 11, 1997, Mr. Kuhns advised a small number of major stockholders that the Committee was planning to launch this consent solicitation to seek to enact the Proposal, and he requested their financial support. As of May 22, 1997, approximately $100,000 had been contributed to the Committee by six stockholders or other entities. See "Other Matters -- Participant Information." On May 23, 1997 Mr. Kuhns filed with the Company the first written consent for the Proposal, thereby establishing that date as the record date for this consent solicitation. Also on that date the Committee filed preliminary proxy materials with the SEC and commenced a lawsuit in Federal district court in Wilmington, Delaware. See "Other Matters -- Legal Proceeding."


                                  THE PROPOSAL

CHANGING THE SENIOR MANAGEMENT TEAM

                  Under the Proposal, Messrs. Marengere, Matossian and Despres would be removed as Chairman of the Board and Chief Executive Officer, President and Chief Operating Officer, and Secretary, respectively, of the Company and replaced by the Committee's nominees -- Messrs. Kuhns, Mariash and Dutton as Chairman, President and Chief Executive Officer, and Secretary, respectively. The Company may have an obligation to make substantial severance payments to Messrs. Marengere and Matossian upon their removal from office. See "Other Matters -- Employment Agreements with Messrs. Marengere and Matossian."

REPEALING THE OLD BYLAWS AND ADOPTING THE NEW BYLAWS

                  The  Proposal  contemplates   repealing  the  Old  Bylaws  and
approving the New Bylaws as the procedural precedent means by which the Company's senior management team will be replaced. As summarized below, the New Bylaws would enhance the powers of the Company's senior management team and its stockholders, while at the same time limiting certain powers of the Board of Directors. In the event the Proposal is approved and the current senior executives do not step aside on an amicable basis, the New Bylaws would come into effect and the Committee would pursue all available legal remedies to implement them. Any future amendments to the New Bylaws would require the approval of stockholders, which the Committee anticipates the Company would seek to obtain from time to time as circumstances may dictate. The New Bylaws are set forth in their entirety in Appendix A to this Consent Statement. The following discussion is qualified in its entirety by reference to Appendix A. Set forth below is a comparison of key differences between the Old Bylaws and the New Bylaws.

BYLAWS RELATING TO STOCKHOLDERS MEETINGS:

           OLD BYLAWS                                 NEW BYLAWS
           ----------                                 ----------

STOCKHOLDER MEETINGS:

Place and Time:
Determined by resolution of the Board of       Determined only by the Chairman or
Directors, or as set by the Chief              President
Executive Officer or the President

Special Meetings:
Called only by the Chief  Executive            Called   either  by  the  board  of directors, the
Officer, the President, or at the request of   Chairman,  the  President,   or  by stockholders
a majority of the Board of Directors           owning at least 2% of the Common Stock

Place of Meetings:
Board of Directors may designate any           The Chairman may designate any place,
place,  either within or outside the State     either within or outside the State of
of Delaware; if no designation is made,        Delaware; if no designation is made, the
the annual or special  meeting would be        annual or special  meeting would be held at
held at the principal executive office of      the  registered  office  of the Company in the
the Company                                    State of Delaware

Action by Written Consent:
Purported denial of stockholders' right to     Deleted
act by written consent


           OLD BYLAWS                                 NEW BYLAWS
           ----------                                 ----------

Stockholder Proposals:
Stockholders wishing to propose business     Deleted
for consideration  by stockholders at the
annual meeting must submit  detailed
information  to the Company at least 75
days prior to the meeting

                  The effect of these differences between the Old Bylaws and the New Bylaws is to remove much of the discretion presently held by the Board of Directors in setting the time and place of any meetings of stockholders. They would also enable stockholders with a requisite percentage of shares of Common Stock to request a special meeting of stockholders. Additionally, under the New Bylaws, the section that placed restrictions on a stockholder's ability to have a proposal raised at a stockholders meeting would be removed. Consistent with the Delaware GCL and the Charter, the New Bylaws permit the requisite number of stockholders to act by written consent in lieu of holding a meeting. The Committee believes that stockholders should be permitted to request a special meeting of stockholders. Under the New Bylaws, Board of Directors, Chairman of the Board and the President would also have the right to call a special meeting of stockholders.


    BYLAWS RELATING TO DIRECTORS:
    -----------------------------

           OLD BYLAWS                                 NEW BYLAWS
           ----------                                 ----------

Number of Directors:
Initially  five, but thereafter as          Initially  eight (which is the current number of
established from time to time by a          directors),  but thereafter as established from
resolution of the Board of Directors        time to time by the Chairman

Meetings and Notice:
Regular  meetings may be held  without      Regular  meetings,  as  determined  by a resolution
notice as  determined  by a resolution of   of the Board of Directors, shall be held on
the  Board of  Directors                    seven  days  notice,  and only at the registered
                                            office of the Company in the State of Delaware

Special  meetings may be called at the      Special  meetings  shall be called at the request
request of the Chief  Executive Officer     of a majority of the directors, or by the
or the President on 24 hours' notice,       Chairman or the President, on at least 72 hours'
or at the request of a majority of the      notice
directors


           OLD BYLAWS                                 NEW BYLAWS
           ----------                                 ----------

Quorum; Required Vote
A majority of the  directors  constitutes  The presence of all of the  directors shall a  quorum,  and the  vote  of a  majority  constitute  a  quorum,  and the unanimous
of directors  present would be the act     affirmative  vote of all of the directors would be
of the Board of Directors                  the act of the Board of Directors

Committees:
By resolution adopted by a majority of     By resolution adopted by a unanimous
the directors, one or more committees      affirmative vote of all directors, one or more
may be created                             committees may be designated

Each  committee may consist of one or      Each  committee  shall consist of at least two-
more  directors,  and the Board of         thirds of the total  number of directors (rounded
Directors may designate  alternate         up to the nearest whole number) plus one, and
members to replace  absent or              the Board of Directors  cannot  designate
disqualified members                       alternate members

Each committee shall keep regular         The Secretary of the Company shall be given
minutes of its meetings                   notice and attend each meeting of any
                                          committee to keep the regular minutes of its
                                          meetings

The presence of a majority of the         Committee  meetings  shall only be held at the
members of a committee  would             registered  office of the Company in the State of
constitute  a quorum; and the vote of a   Delaware;  the  presence of all of the members of
majority of the members present shall     a committee shall be necessary to  constitute  a
be  the  act  of  the  committee          quorum;  and  the  unanimous affirmative vote of
                                          all of the members present shall be the act of
                                          the committee

Communications Equipment:
Board or committee members can            Use of conference  telephone or other
participate in a meeting  through the     communications  equipment  is not a permitted
use of conference  telephone, and their   means of participating at a meeting;  personal
presence through that means shall         attendance at Board of Directors and committee
constitute presence in person             meetings shall be the only proper means for
                                          directors to discharge their duties

Written Consent:
Directors can act by unanimous            Neither the Board of Directors nor any
written consent in lieu of a meeting      committee thereof may act by written consent


           OLD BYLAWS                                 NEW BYLAWS
           ----------                                 ----------

Compensation:
Directors may receive compensation        Directors shall not receive any compensation,
for acting as directors  and for          either for acting as such or for  attending any
attending  meetings; reimbursement of     meetings;  no  reimbursement of expenses
expenses permitted

Director nominations:
In order for  stockholders to nominate    Deleted
directors at an annual meeting, they
must submit detailed  information about
their proposed nominees at least 75
days prior to the meeting

                  The Old Bylaws currently permit the directors and committees to take action by unanimous written consent, thereby permitting action without any formal meeting or discussion among the directors or committee members. The New Bylaws would eliminate this method of taking corporate action, thereby requiring a discussion of any proposal at a meeting. Additionally, the New Bylaws would require all directors to physically attend the meetings.

                  The New Bylaws would also require that only the act of all the members of the Board of Directors then in office at a meeting at which all are present shall constitute the act of the Board of Directors; that is, unanimous action of the full number of directors specified under the New Bylaws (which is equal to the current number of directors serving) would be required for board action. This provision would have the effect of permitting any director to prevent the Board of Directors from taking action simply by not attending the meeting or by attending and abstaining or voting nay.

                  The effect of the New Bylaws would be to empower any director, whether an incumbent director or a director subsequently elected, to prevent any Board of Directors action. A possible result of this provision is a deadlock on the Board of Directors, thereby impairing or preventing the Company's ability to act. Additionally, the absence of compensation or expenses incurred for service as a director on the New Bylaws may act as a deterrent to present directors from continuing to serve on the Board or from running for reelection when their terms expire.

    BYLAWS RELATING TO OFFICERS:

          OLD BYLAWS                                             NEW BYLAWS
          ----------                                             ----------

Number; Who Elects:
The officers shall be a Chairman of                The three senior officers - the Chairman, the
the Board, a Chief Executive Officer,              President, and the Secretary - shall be
a President, one or more Vice                      elected solely by the stockholders; the
Presidents, a Secretary, a Treasurer,              Chairman shall have the sole power to
and such other officers as may be                  appoint one or more Vice Presidents, a
deemed necessary by the Board of                   Secretary, a Treasurer and such other
Directors; all of the officers are                 officers as he may deem necessary or
elected by the Board of Directors                  desirable

Election; Term of Office:
Officers are elected  annually by the              The three senior officers shall be elected
Board of Directors; vacancies may be               annually by the stockholders; vacancies may
filled by the Board of Directors                   be filled solely by the Chairman or, in the
                                                   event of a vacancy in such office, the
                                                   President

Removal:
Any  officer or agent  elected by the              Any officer may be removed by the Board of
Directors may be removed                           Chairman or the stockholders by a majority
by the Board of Directors whenever in              vote of the Common Stock whenever in their
its judgment the best  interests of the            judgment  the best  interests of the Company
Company would be served thereby                    would be served thereby

Vacancies:
Filled by the Board of Directors                   Filled solely by the Chairman

Compensation:
Fixed by the Board of Directors for all            Fixed by the Chairman, except that the
officers                                           Chairman's compensation shall also be
                                                   subject to ratification by stockholders no
                                                   later than the next annual meeting

Power to Manage the Company:
Vested in the Board of Directors,  with            The Chairman is delegated the full power to
the Chief Executive Officer having the             manage the business and affairs of the
power to manage the business and                   Company to the fullest extent permitted by law
affairs of the Company


           OLD BYLAWS                                      NEW BYLAWS
           ----------                                      ----------

No comparable provisions                           The Chairman also has the duty to
                                                   investigate the propriety of any activities and
                                                   actions by former officers of the Company;
                                                   and to pursue such legal redress as may be
                                                   necessary or appropriate to recover any
                                                   monies or property of the Company which
                                                   may have been improperly spent, distributed
                                                   or received directly or indirectly by any
                                                   former officer


         The New Bylaws are designed to give the stockholders of the Company a greater voice in its affairs and to provide the stockholders with a particularly effective method of ensuring their confidence in the management of the Company. The New Bylaws would also provide that if a vacancy occurred in an office, it would be filled by the Chairman. The general effect of the New Bylaws would be to permit the stockholders to call a special meeting and to elect a Chairman, President and Secretary of their choosing. Additionally, the Chairman would set each officer's compensation, with stockholders being asked to ratify the salary of the Chairman at the next annual meeting after such compensation is fixed. The members of the Committee intend to have the Chairman proposed by it (Mr. Kuhns) delegate to the President and Chief Executive Officer proposed by it (Mr. Mariash) virtually all of the day-to-day operating decisions in managing the Company, including hiring and firing of executives, setting compensation, and establishing and carrying out the Company's business plans and objectives.

BYLAWS RELATING TO THE POWER TO AMEND:

Article VI of the Old Bylaws provides:


                                   ARTICLE VI

                                   AMENDMENTS

                   THESE BYLAWS MAY BE AMENDED,  ALTERED, OR
                   REPEALED  AND NEW  BYLAWS  ADOPTED AT ANY
                   MEETING  OF THE BOARD OR  DIRECTORS  BY A
                   MAJORITY VOTE. THE FACT THAT THE POWER TO
                   ADOPT, AMEND, ALTER, OR REPEAL THE BYLAWS
                   HAS  BEEN  CONFERRED  UPON  THE  BOARD OF
                   DIRECTORS    SHALL   NOT    DIVEST    THE
                   STOCKHOLDERS OF THE SAME POWERS.

Article VI of the New Bylaws provides:

                                   ARTICLE VI

                         AMENDMENTS ONLY BY STOCKHOLDERS

                   THESE  BYLAWS MAY BE AMENDED,  ALTERED OR
                   REPEALED  AND NEW  BYLAWS  ADOPTED AT ANY
                   MEETING  OR BY  WRITTEN  CONSENT  OF  THE
                   STOCKHOLDERS  BY  A  MAJORITY  VOTE.  THE
                   BOARD  OF  DIRECTORS  SHALL  NOT HAVE ANY
                   POWER TO  ADOPT,  AMEND,  ALTER OR REPEAL
                   THESE BYLAWS UNLESS OTHERWISE  EXPLICITLY
                   PROVIDED    IN   THE    CERTIFICATE    OF
                   INCORPORATION.

                  Section 109 of the Delaware GCL provides that in order for a company's board of directors to have the power to adopt, amend or repeal bylaws, an explicit statement to that effect must be included in the company's certificate of incorporation. The certificate of incorporation of the Company originally contained the empowering language required under Section 109; in a subsequent amendment which was adopted by stockholders on July 24, 1989, however, this language was deleted. Consequently, the Company's Board of Directors lacks the legal authority to adopt, amend or repeal the Old Bylaws; under the Delaware GCL that power now resides solely with the Company's stockholders.

                  Consistent with Section 109 of the Delaware GCL, Article VI of the New Bylaws is intended to state in simple but clear language that the Board of Directors may not amend or repeal, or adopt or make any new bylaws inconsistent with any New Bylaw or amendment to the New Bylaws adopted or approved by the stockholders, until such time as the Charter is appropriately amended. The Committee believes that such a clarification is in the best interest of stockholders, particularly at a time when the interests of the Board (which would continue to include Messrs. Marengere and Matossian) may be at odds with those of the stockholders.

QUALIFICATIONS OF MESSRS. KUHNS, MARIASH AND DUTTON

                  John D. Kuhns, who is the Committee's nominee to become the Company's Chairman, has been an investment banker and businessman in the infrastructure industry throughout his career. He is 47 years old. Currently, he is the president of Kuhns Brothers & Company, Inc. He has also founded and held the position of Chief Executive Officer of two publicly-traded independent power companies: Catalyst Energy Corporation (from 1981-1989) and The New World Power Corporation (from 1989-1996). Mr. Kuhns began his business career at Salomon Brothers, where he worked as an investment banker in publicly-owned utility project finance. Mr. Kuhns has two graduate degrees, an MBA from Harvard University and a MFA from the University of Chicago; he received a AB from Georgetown University.

                  Kenneth W. Mariash, who is 49 years old and the Committee's nominee to become the Company's President and Chief Executive Officer, has owned several major businesses, including one of the largest construction and
engineering   companies  in  Canada,   Builder  Contract  Management,   and  its
development affiliate, Westform, which generated annual revenues of approximately $100 million in the late 1970s. These companies are based in Calgary, Alberta, Canada. He has also been an owner, buyer, commercial builder and investor in real estate throughout North America and Canada since the 1960s, primarily through his firm KWM Group.

                  Mr. Mariash has built large scale commercial and office complexes. Additionally, he has arranged and managed financing and construction for a variety of real estate ventures. For the past few years, Mr. Mariash and KWM Group have been involved with institutional investors in recapitalizations and debt restructurings of real estate properties across North America. Mr. Mariash received an MBA and a Bachelor of Commerce degree from the University of Alberta, a degree in Mathematics and Science from the University of Saskatchewan, and a degree in Architecture from the University of British Columbia.

                  John M. Dutton, who is the Committee's nominee to become the Company's Secretary, has had a successful career as an investment banker and senior financial and administrative officer. He is 55 years old. During 1994 through 1996, Mr. Dutton was a senior vice president and director of research for Barban Securities Inc. and LH Friend, Weinress, Frankson & Presson, Inc., which are regional investment banking firms based in Los Angeles. From 1981 to 1993 he was the president and chief investment officer of Corsair Asset
Management Inc., a registered investment adviser with $120 million under management. From 1975 to 1981 he was executive vice-president and a director of American Medical International, Inc., a $1.5 billion hospital management company. Mr. Dutton has an AB degree from Brown University and an MBA from the Wharton Graduate School at the University of Pennsylvania.


                        OTHER MATTERS

THE COMMITTEE

                  The Committee was formed in May 1997 by and consists of Messrs. Kuhns, Mariash and Dutton to make the Proposal and undertake this consent solicitation. The Committee is an unincorporated business association with its office at 420 Lexington Avenue, Suite 2860, New York, N.Y. 10170. Its telephone number is (212) 953-1010. The Committee's officers are Messrs. Kuhns, Mariash and Dutton. Other participants may include Henry Hermann, the executive vice president of Kuhns Brothers & Company, Inc.

PARTICIPANT INFORMATION

                  Mr. Kuhns owns 100 shares of Common Stock; Mr. Mariash owns no shares of Common Stock; Mr. Dutton owns 1,900 shares of Common Stock; Mr. Hermann owns 45,000 shares of Common Stock; and the Committee owns 100 shares of Common Stock. Collectively, the Committee owns less than 1% of the Shares. No such participant or associate owns any securities other than shares of Common Stock and no such participant or associate owns any such shares of record but not beneficially.

                  The financing for the Committee's activities, including conducting this consent solicitation and the legal proceedings described below, is derived from concerned stockholders and other entities. As of May 22, 1997, the Committee has raised approximately $100,000 from the following people or entities, each of whom has contributed more than $500: Herbard Ltd., Polaris & Partners, Theodore Allocca, Theodore Allocca, Jr., Glendale Management Property #7, Alan Einbender and Henry Hermann. Based on discussions, the Committee believes it can obtain at least an additional $200,000 of additional financing.

                  In the event further financing is required, the Committee intends to request existing contributors and additional persons or entities (who would probably also be stockholders of the Company) to donate monies to the Committee. There are no agreements, arrangements or understandings between the persons or entities who have provided financial support to the Committee, on the one hand, and the Committee or any of the participants listed above, on the other hand, except for the commitment to seek reimbursement from the Company. Those persons or entities were advised about the Committee's plans and strategy; however, no request for proxies was made, nor do other arrangements, contracts or understandings exist for the purpose of financing the Committee or voting of any Common Stock which may be beneficially owned by them.

LEGAL PROCEEDING

                  On May 23, 1997, the Committee commenced a lawsuit in Federal district court in Wilmington, Delaware, seeking relief under the federal securities laws relating to the dissemination by the Company of certain false and misleading information in various public filings, and seeking a declaratory judgment on the following issues:

                  First, that Article I, Section 10 of the Old Bylaws, prohibiting stockholder action by written consent in lieu of a meeting, is superfluous and has no legal effect because it contradicts Delaware law and is not authorized by the Charter.

                  Second, that the election of directors at the Company's 1997 Annual Meeting should be voided, because Article I, Section 7 of the Old Bylaws set forth complicated advance notice requirements in order for stockholders to be able to propose nominees to the Board of Directors. Inasmuch as the Board of Directors lacks the power under the Charter to adopt or amend the Old Bylaws, through this provision the Company improperly restricted stockholders' ability to nominate directors, thereby impairing the rights of stockholders.

EMPLOYMENT AGREEMENTS WITH MESSRS. MARENGERE AND MATOSSIAN

                  Effective February 1, 1995, the Company entered into three-year service agreements with Mr. Marengere as Chairman of the Board and Chief Executive Officer and Mr. Matossian as President and Chief Operating Officer. The following is a summary of those agreements, based on documents filed by the Company with the SEC.

                  The service agreements with Messrs. Marengere and Matossian (individually, an "executive") contain "change in control" language which provides the executive with certain benefits, including payment to the executive in the amount of three times his base compensation, if the executive is terminated for "good reason," as that term is defined in the service agreements, following a change in control of the Company. The service agreements provide that a "change in control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A, as in effect on the date thereof, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, however, that, without limitation, such a change in control shall be deemed to have occurred if (A) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), except for Mr. Marengere, or a company controlled by him, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding securities; (B) THERE OCCURS A CONTESTED PROXY SOLICITATION OF THE COMPANY'S STOCKHOLDERS THAT RESULTS IN THE CONTESTING PARTY OBTAINING THE ABILITY TO VOTE SECURITIES REPRESENTING 20% OR MORE OF THE COMBINED VOTING POWER OF THE COMPANY'S THEN OUTSTANDING SECURITIES; (C) there occurs a sale, exchange, transfer or other disposition of substantially all of the assets of the Company to another entity, except to an entity controlled directly or indirectly by the Company, or a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, or a plan of liquidation or dissolution of the Company other than pursuant to bankruptcy or insolvency laws is adopted; or (D) DURING ANY PERIOD OF TWO CONSECUTIVE YEARS, INDIVIDUALS WHO AT THE BEGINNING OF SUCH PERIOD CONSTITUTED THE BOARD OF DIRECTORS CEASE FOR ANY REASON TO CONSTITUTE AT LEAST A MAJORITY THEREOF UNLESS THE ELECTION, OR THE NOMINATION FOR ELECTION BY THE COMPANY'S STOCKHOLDERS, OF EACH NEW DIRECTOR WAS APPROVED BY A VOTE OF AT LEAST TWO-THIRDS OF THE DIRECTORS THEN STILL IN OFFICE WHO WERE DIRECTORS AT THE BEGINNING OF THE PERIOD. Notwithstanding the foregoing, a "change in control" shall not be deemed to have occurred for purposes of the service agreements (i) in the event of a sale, exchange, transfer or other disposition of substantially all of the assets of the Company, or a merger, consolidation or other reorganization involving the Company and the executive, alone or with other officers of the Company, or any entity in which an executive (alone or with other officers) has, directly or indirectly, at least a 25% equity or ownership interest or (ii) in a transaction otherwise commonly referred to as a "management leveraged buy-out."

                  According to public filings with the SEC made by the Company, if a "change in control" had occurred during fiscal year 1996, Messrs. Marengere and Matossian would have been entitled to receive $1,080,000 and $720,000 respectively, based on their base compensations pursuant to their respective service agreements. In addition, since their service agreements are for three-year terms ending January 31, 1998, they would also be entitled to receive their base compensation during the terms of their respective agreements.

                  Both the Old Bylaws and New Bylaws provide that the removal of an officer from his position shall not prejudice the contract rights, if any, of the person being removed. The New Bylaws impose a duty on the Chairman to investigate the propriety of any activities and actions by former officers, and to pursue such legal redress as may be necessary or appropriate to recover any monies or property of the Company which may have been improperly spent, distributed or received directly or indirectly by any former officers or directors of the Company. As disclosed in the Company's SEC filings, allegations of self-dealing and other improprieties have been made against Mr. Marengere; if the Proposal is adopted the Committee's nominees intend to fully investigate those allegations before a determination can be made of the appropriate contract rights of any former officers.

                         CERTAIN ADDITIONAL INFORMATION

         The Company may file its consent statement to obtain revocations, and it may contain additional information with respect to the Record Date, the number of shares of Common Stock outstanding on the Record Date, the voting and revocation of proxies, voting for the election of officers, the Company's nominees for election of officers, the beneficial owners of more than 5% of the Common Stock, the share ownership of directors and officers of the Company, compensation of executive officers of the Company, performance of the Common Stock and the date by which stockholder proposals intended to be submitted at the Company's next annual stockholders' meeting must be received by the Company for inclusion in its proxy statement for that meeting.

                        SOLICITATION OF WRITTEN CONSENTS

         Written consents may be solicited by mail, advertisement, telephone, telecopier or in person. Solicitations may be made by members of the Committee or the participants noted above, none of whom will receive additional compensation for such solicitations. The Committee is requesting banks, brokerage firms and other custodians, nominees and fiduciaries to forward all of its solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. The Committee will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to their customers.

         The Committee has retained Georgeson & Company Inc. ("Georgeson") for solicitation and advisory services in connection with the solicitation, for which Georgeson is to receive a fee of approximately $ , together with reimbursement for its reasonable out-of-pocket expenses. The Committee has also agreed to indemnify Georgeson against certain liabilities and expenses, including liabilities and expenses under the federal securities laws. Georgeson will solicit written consents from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that Georgeson will employ approximately persons to solicit written consents from stockholders.

         The entire expense of soliciting written consents to the Proposal is being borne by the Committee. The Committee presently intends to seek reimbursement for such expenses from the Company if the Proposal is adopted or if the Committee's actions otherwise lead to a management change. Although no precise estimate can be made at this time, the Committee anticipates that the aggregate amount to be spent by the Committee could be up to $300,000, of which approximately $85,000 has been incurred to date. This amount includes expenditures for printing, postage, legal, public relations, soliciting and related expenses.


                               CONSENT PROCEDURES

GENERAL; EFFECTIVENESS OF CONSENTS

                  The Company is a Delaware corporation and is, therefore, subject to the Delaware GCL. Section 228 of the Delaware GCL provides that, unless otherwise provided in the certificate of incorporation of a corporation, any action required to be or that may be taken at meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if written consents, setting forth the action so taken, are signed and delivered to the corporation by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Charter of the Company does not prohibit stockholder action by written consent. See "Other Matters -- Legal Proceeding."

                  The Proposal will become effective when the Committee submits to the Company properly completed, unrevoked and effective WHITE written consent cards (or other forms of consent) indicating consent to the Proposal, signed by the holders of record on the Record Date of a majority of the Shares outstanding as of the Record Date. Such consents must be delivered within 60 days of the earliest dated consent delivered to the Company, which was May 23, 1997; accordingly, this consent solicitation must be completed by July 22, 1997. However, the Committee has established June __, 1997 as the goal for the submission of written consents to the Committee. If the Proposal is adopted pursuant to this consent solicitation, prompt notice will be given pursuant to
Section 228(d) of the Delaware GCL to stockholders who have not executed and returned a WHITE consent card.

                  Because the Proposal will become effective only if executed consents are returned by holders of record on the Record Date of a majority of the Shares then outstanding, the following actions will have the same effect as withholding consent to the Proposal: (a) failing to execute and return a WHITE written consent card or (b) executing and returning a written consent marked consent "WITHOUT CONSENT" or "ABSTAINS" as to each Proposal. If returned WHITE written consent cards are executed and dated but not marked with respect to the Proposal, the stockholder returning such card will be deemed to have consented to the Proposal.

PROCEDURAL INSTRUCTIONS

                  If a stockholder is a record holder of Shares as of the close of business on the Record Date, such stockholder may elect to consent to, withhold consent to or abstain with respect to a Proposal by marking the "CONSENTS", "WITHHOLDS CONSENT" or "ABSTAINS" box, as applicable, underneath the Proposal on the accompanying WHITE written consent card and signing, dating and returning it promptly in the enclosed postage-paid envelope.

                  UNDER THE DELAWARE GCL, ONLY STOCKHOLDERS OF RECORD ON THE RECORD DATE ARE ELIGIBLE TO GIVE THEIR CONSENT TO THE PROPOSAL. THEREFORE, EACH STOCKHOLDER IS URGED, EVEN IF SUCH STOCKHOLDER HAS SOLD ITS SHARES SUBSEQUENT TO THE RECORD DATE, TO GRANT ITS CONSENT PURSUANT TO THE ENCLOSED WHITE WRITTEN CONSENT CARD WITH RESPECT TO ALL SHARES HELD AS OF THE RECORD DATE. A STOCKHOLDER'S FAILURE TO CONSENT MAY ADVERSELY AFFECT THOSE WHO CONTINUE TO BE STOCKHOLDERS. IN ADDITION, ANY STOCKHOLDER OWNING SHARES BENEFICIALLY (BUT NOT OF RECORD), SUCH AS A PERSON WHOSE OWNERSHIP OF SHARES IS THROUGH A BROKER, BANK OR OTHER FINANCIAL INSTITUTION, SHOULD CONTACT THAT BROKER, BANK OR FINANCIAL INSTITUTION WITH INSTRUCTIONS TO EXECUTE THE WHITE WRITTEN CONSENT CARD ON SUCH STOCKHOLDER'S BEHALF OR TO HAVE THE BROKER, BANK OR FINANCIAL INSTITUTION'S NOMINEE EXECUTE THE CONSENT. EACH STOCKHOLDER IS URGED TO ENSURE THAT THE RECORD HOLDER OF SUCH STOCKHOLDER'S SHARES MARKS, SIGNS, DATES AND RETURNS THE ENCLOSED WHITE WRITTEN CONSENT CARD AS SOON AS POSSIBLE. EACH STOCKHOLDER IS FURTHER URGED TO CONFIRM IN WRITING ANY INSTRUCTIONS GIVEN AND PROVIDE A COPY THEREOF TO THE COMMITTEE IN CARE OF GEORGESON & COMPANY INC., SO THAT THE COMMITTEE MAY ALSO ATTEMPT TO ENSURE SUCH INSTRUCTIONS ARE FOLLOWED.

REVOCATION OF CONSENTS

                  Executed written consents may be revoked at any time, provided that a written, dated revocation which clearly identifies the consent being revoked is executed and delivered either to (a) the Committee in care of Georgeson & Company Inc., Wall Street Plaza, New York, New York 10005, or (b) the principal executive offices of the Company at 500 Notre Dame Street, 3rd Floor, Lachine, Quebec, Canada H8S 2B2, prior to the time that the Proposal becomes effective. A revocation may be in any written form validly signed by the record holder as of the Record Date as long as it clearly states that the written consent previously given is no longer effective. The Committee requests that a copy of any revocation sent to the Company also be given to Georgeson & Company Inc. at the above address so that the Committee may more accurately determine if and when written consent to each Proposal has been received from the holders of record on the Record Date of a majority of the Shares then outstanding. THE COMMITTEE URGES YOU NOT TO SIGN ANY REVOCATION OF CONSENT CARD WHICH MAY BE SENT TO YOU BY THE COMPANY. IF YOU HAVE DONE SO, YOU MAY REVOKE THAT REVOCATION OF CONSENT BY DELIVERING A LATER DATED WHITE CONSENT CARD TO THE COMMITTEE, C/O GEORGESON & COMPANY INC., OR TO THE SECRETARY OF THE COMPANY.

                                   SCHEDULE I

                   INFORMATION CONCERNING CERTAIN PARTICIPANTS

         The following table sets forth the name and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which such employment is carried on, of certain participants who may assist Georgeson in soliciting written consents from the Company's stockholders. Unless otherwise indicated, the principal business address of each participant is 420 Lexington Avenue, Suite 2860, New York, New York 10170.


Name and Principal
Business Address                       Principal Occupation or Employment
----------------------------------  --------------------------------------------


John D. Kuhns.....................  President, Kuhns Brothers & Company, Inc.


Kenneth W. Mariash................  President, KWM Group

John M. Dutton....................  Financial Executive, self-employed


Henry Hermann.....................  Executive Vice President, Kuhns Brothers &
1901 North Akard Street             Company, Inc.
Dallas, Texas 75201

                                   SCHEDULE II

SHARES HELD BY COMPANY'S MANAGEMENT AND 5% OR GREATER HOLDERS

         As of January 29, 1997, the directors and executive officers of the Company beneficially owned (within the meaning of the rules under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) 4,149,792 Shares (or approximately 13.3% of the Shares reported as outstanding on such date). All of the foregoing information has been obtained from the Company's proxy statement dated January 30, 1997.

         Based on information obtained from the Company's proxy statement dated January 30, 1997, the following table shows the only entities which owned more than 5% of the outstanding Shares on January 29, 1997.

                                                              Number of Shares
                                                                    Owned                           Percentage of
              Name and Address                                Beneficially and                       Outstanding
            of Beneficial Owner                                   of Record                           Shares (1)
----------------------------------------------          -----------------------------         --------------------------

Michel L. Marengere.........................
500 Rue Notre Dame
Lachine
Quebec, Canada HBS 282                                           2,484,792(2)                                  8.5

---------------------
(1) Except as otherwise indicated, percentages are presented after rounding to the nearest tenth and include the total number of shares outstanding and the number of shares which each person has the right to acquire, within 60 days through the exercise of options, pursuant to Item 403 of Regulation S-K and Rule 13d-3(d)(1), promulgated under the Exchange Act. Percentages for the total of all persons and the total of all officers and directors include all outstanding shares and all shares which such persons have the right to acquire within 60 days.

(2) Includes 1,659,792 shares held of record by Fidutech Technologies, Inc. as to which Mr. Marengere has shared voting and investment power. Mr. Marengere is the sole stockholder of Gestion Edinov Inc. and Services M.L. Marengere, Inc. which own, in the aggregate, 75% of Fidutech. Also includes 675,000 shares of Common Stock that may be issued pursuant to stock options exercisable at $2.00 per share and 150,000 shares of Common Stock which may be received upon the exercise of 75,000 unit options granted under Mr. Marengere's service agreement.

         Other than as set forth in the preceding paragraph, although the Committee does not have any information that would indicate that any information contained in this Consent Statement that has been taken from the Company's proxy statement dated January 30, 1997 or any other document on file with the Securities and Exchange Commission is inaccurate or incomplete, the Committee does not take any responsibility for the accuracy or completeness of such information.

                                                                      APPENDIX A

                                    BYLAWS OF
                           DOMINION BRIDGE CORPORATION

                             ADOPTED BY STOCKHOLDERS
                          AS OF _________________, 1997

                             A Delaware Corporation


                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

         Section 1. Place and Time of Meetings. An annual meeting of the stockholders shall be held each year for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting may be determined as set by the Chairman or the President of the Corporation.

         Section 2. Special Meetings. Special meetings of stockholders, for any purpose or purposes, may be called by either the Board of Directors, the Chairman or the President, and shall be called by the Secretary or any Assistant Secretary, if there be one, at the request in writing of a holder or holders of at least 2% of the Common Stock. Such request shall state the purpose or purposes of the proposed meeting. Upon receipt of such written request, the Chairman or the President of the Corporation shall fix a date and time for such meeting which such date shall be within ten business days of the proposed date specified in the written request.

         Section 3. Place of Meetings. The Chairman shall designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called in accordance with Article I,
Section 2. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of Delaware.

         Section 4. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the Chairman, President or the Secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

         Section 5. Quorum. The holders of the majority of the outstanding shares of capital stock entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. If a quorum is not present, the holders of fifty percent of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a specified item of business requires a vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business.

         Section 6. Waiver of Notice. Any stockholder, either before or after any stockholders' meeting, may waive in writing notice of the meeting, and his waiver shall be deemed the equivalent of giving notice. Attendance at a meeting by a stockholder shall constitute a waiver of notice, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         Section 7. Voting. Unless otherwise required by Delaware Corporation Law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation. The officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

         Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

         If shares having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (i) if only one votes, his act binds all; (ii) if more than one vote, the act of the majority so voting binds all; and (iii) if more than one vote, but the vote is evenly split on any particular matter, each fraction may vote the securities in question proportionately, or any person voting the shares or a beneficiary, if any, may apply to the Court of Chancery or any court of competent jurisdiction in the State of Delaware to appoint an additional person to act with the persons so voting the shares. The shares shall then be voted as determined by a majority of such persons and the person appointed by the Court. If a tenancy is held in unequal interests, a majority or even-split for the purpose of this subsection shall be a majority or even-split in interest.

         Section 8. Proxies. A stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. No proxy shall be or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

         Section 9. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The lists shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

         Section 10. Stock Ledger. The stock ledger of the Corporation shall be maintained by the Secretary of the Corporation and shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 9 of this Article I or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.


                                   ARTICLE II

                                    DIRECTORS

         Section 1. Number Election and Term of Office. Except as otherwise fixed by or pursuant to provisions of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock and as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the Corporation which shall constitute the board as of the date these Bylaws shall be eight. Thereafter, the number of directors shall be established from time to time by the Chairman. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, of one director in each class, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in fiscal year 1995, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in fiscal year 1996, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in fiscal year 1997, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation after fiscal year 1995, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors.
Directors need not be stockholders.

         Section 2. Removal and Resignation. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. Any director may resign at any time upon written notice to the Secretary of the Corporation.

         Section 3. Vacancies. Any vacancies in the board of directors for any reason, and directorships resulting from any increase in the number of directors, may be filled by the board of directors, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected any qualified.

         Section 4. Annual Meetings. The annual meeting of each newly elected board of directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders.

         Section 5. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the board of directors shall be held as may be determined by resolution of the board upon seven days' notice and only at the registered office of the Corporation in the State of Delaware. Special meetings of the board of directors shall be called by or at the request of a majority of the Board of Directors, by the Chairman or the President, on at least 72 hours' notice to each director, either personally, by telephone, by mail, or by facsimile.

         Section 6. Quorum, Required Vote and Adjournment. The total number of directors shall constitute a quorum for the transaction of business. The unanimous affirmative vote of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 7. Committees. The board of directors may, by resolution passed by a unanimous affirmative vote of the total number of directors, designate one or more committees, each committee to consist of at least two-thirds of the total number of directors (rounded up to the nearest whole number) plus one, which to the extent provided in such resolution or these Bylaws shall have and may exercise the powers of the board of directors in the management and affairs of the Corporation except as otherwise limited by law. The board of directors shall not designate any directors as alternate members of any committee, to replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. The Secretary of the Corporation shall be given notice and attend each meeting of any such committee keep regular minutes of its meetings and report the same to the board of directors when required.

         Section 8. Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings only at the registered office of the Corporation in the State of Delaware. The presence of all of the members of the committee shall be necessary to constitute a quorum. The unanimous affirmative vote of all of the members present at a meeting at which a quorum is present shall be the act of a committee.

         Section 9. Communications Equipment. Members of the board of directors or any committee thereof shall not participate in or act at any meeting of such board or committee through the use of a conference telephone or other communications equipment. Personal attendance at any such meeting shall be the only proper means for directors to discharge their duties.

         Section 10. Waiver of Notice and Presumption of Assent. Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the Secretary of the Corporation before the adjournment thereof. Such right to dissent shall not apply to any member who voted in favor of such action.

         Section 11. No Action by Written Consent. No action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, can be taken by written consent. No action can be taken at any meeting of the board of directors, or of any committee thereof, unless the Secretary of the Corporation is present to record the minutes thereof.

         Section 12. No Compensation. The directors shall not be paid any of their expenses of attendance at any meeting of the board of directors, and shall not be paid any salary (be it cash or other property or any combination thereof) for attendance at any meeting of the board of directors or otherwise compensated for their services as directors. Members of special or standing committees shall similarly not be allowed any compensation or payment for attending committee meetings. Nothing in this Section 12 shall preclude any officer of the Corporation who is also a director from receiving regular compensation as an employee.


                                   ARTICLE III

                                    OFFICERS

         Section 1. Number. The three senior officers of the Corporation shall be elected solely by the stockholders, and shall consist of a Chairman, a President and a Secretary. The Chairman shall have the sole power to appoint one or more Vice Presidents, a Treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the Chairman. Any number of offices may be held by the same person, except that no person may simultaneously hold the office of President and Secretary. In his or her discretion, the Chairman may choose not to fill any office for any period that he or she may deem advisable.

         Section 2. Election and Term of Office. The three senior officers of the Corporation shall be elected annually by the stockholders at the annual meeting of stockholders. The Chairman shall appoint other officers to serve for such terms as he or she deems desirable. Vacancies may be filled or new offices created and filled solely by the Chairman or, in the event of a vacancy in that office, by the President. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

         Section 3. Removal. Any officer of the Corporation may be removed either by the Chairman or the stockholders (by a vote of the majority of the outstanding shares of Common Stock), whenever in their judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled only by the Chairman for the unexpired portion of the term.

         Section 5. Compensation. Compensation of all officers shall be fixed by the Chairman, except that (i) the compensation of the Chairman shall also be subject to ratification by stockholders no later than the next annual meeting after such compensation is fixed and (ii) no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

         Section 6. Chairman. The Chairman shall preside at all meetings of the stockholders and board of directors at which he or she is present. He or she shall present to the annual meeting of stockholders a report of business of the Corporation for the preceding fiscal year and shall perform such other duties as, from time to time, may be assigned to him by the Board of Directors.

         Subject to such duties as are required by law to be executed solely by the board of directors, the Chairman shall have general charge of the business, affairs and property of the Corporation and control over its officers, agents and employees; and shall see that all orders and resolutions of the board of directors are carried into effect. The Chairman or his designee shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.

         The Chairman shall be delegated the responsibility for the management of the business and affairs of the Corporation to the fullest extent permitted by law, have such additional powers and perform such other duties as may be assigned by the board of directors or as may be provided in these Bylaws, including the following: the Chairman shall have the power and authority to execute, without specific prior Board approval, all contracts, agreements and obligations of the Corporation that arise in the ordinary course of business of the Corporation which do not involve liabilities to the Corporation in an amount in excess of five million dollars ($5,000,000); and to the fullest extend permitted by law all loan agreements and related documentation with financial institutions regardless of the amount. The Chairman shall also have the duty to investigate the propriety of any activities and actions by former officers or directors of the Corporation; and to pursue such legal redress as may be necessary or appropriate to recover any monies or property of the Corporation which may have been improperly spent, distributed or received directly or indirectly by any former officers or directors of the Corporation.

         Section 7. President. The President shall, in the absence or disability of the Chairman, act with all of the powers and be subject to all the restrictions of the Chairman. The President shall also perform such other duties and have such other powers as the Chairman or these Bylaws may, from time to time, prescribe. In addition, the President shall be the chief executive officer of the Corporation and, subject to the power of the Chairman and, as may be required by law, the board of directors, shall have the general responsibility for the management of the business and affairs of the Corporation and shall perform all duties and have all powers that are commonly incident to the office of chief executive.

         Section 8. Vice Presidents. The Vice President, if any, or if there shall be more than one, the Vice Presidents in the order determined by the Chairman shall in the absence or disability of the President, act with all of the powers and be subject to all the restrictions of the President. The Vice Presidents shall also perform such other duties and have such other powers as the Chairman or these Bylaws may, from time to time, prescribe.

         Section 9. The Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the Chairman's supervision, the Secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law; shall have such powers and perform such duties as the Chairman or these Bylaws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Chairman, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Chairman, the President or Secretary may, from time to time, prescribe.

         Section 10. The Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Chairman; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Chairman and the board of directors, at its regular meeting or when the board of directors so requires, an account of the Corporation; and shall have such powers and perform such duties as the Chairman, the President or these Bylaws may, from time to time, prescribe. If required by the Chairman, the Treasurer shall give the Corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the Chairman for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the Treasurer belonging to the Corporation. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Chairman, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. The Assistant Treasurers shall perform such other duties and have such other powers as the Chairman, the President or Treasurer may, from time to time, prescribe.

         Section 11. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by the Chairman.

                                   ARTICLE IV

                              CERTIFICATES OF STOCK

         Section 1. Form. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the Chief Executive officer, the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation. If such a certificate is countersigned
(1) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (2) by a registrar, other than the Corporation or its employee, the signature of any such Chairman, President, Vice President, Secretary, or Assistant Secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The board of directors may appoint a bank or trust company organized under the laws of the United States or Canada or any state or province thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation.

         Section 2. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

         Section 3. Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

         Section 4. Fixing a Record Date for Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

         Section 5. Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

         Section 6. Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due the Corporation.

                                    ARTICLE V

                               GENERAL PROVISIONS

         Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

         Section 2. Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by the Chairman or the President.

         Section 3. Contracts. The Chairman may, to the fullest extent permitted by law, authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

         Section 5. Corporate Seal. The board of directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 6. Voting Securities Owned By Corporation. Voting securities in any other corporation held by the Corporation shall be voted by the Chairman or President, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

         Section 7. Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

         Section 8. Executive Offices. The executive offices of the Corporation shall be located in New York City, or such other location as shall be determined by the Chairman from time to time. The executive offices of the Corporation's operating subsidiaries shall be located in such foreign and domestic locations which are conducive to the efficient operation of their respective businesses, as shall be determined by the Chairman.

         Section 9. Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

         Section 10. Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.


                                   ARTICLE VI

                         AMENDMENTS ONLY BY STOCKHOLDERS

            THESE BYLAWS MAY BE AMENDED, ALTERED, OR REPEALED AND NEW
           BYLAWS ADOPTED AT ANY MEETING OR BY WRITTEN CONSENT OF THE
          STOCKHOLDERS BY A MAJORITY VOTE. THE BOARD OF DIRECTORS SHALL
        NOT HAVE ANY POWER TO ADOPT, AMEND, ALTER OR REPEAL THESE BYLAWS
           UNLESS OTHERWISE EXPLICITLY PROVIDED IN THE CERTIFICATE OF
                                 INCORPORATION.

                                  CONSENT CARD

                   CONSENT BY STOCKHOLDERS OF DOMINION BRIDGE
                     CORPORATION TO ACTION WITHOUT A MEETING

THIS CONSENT IS SOLICITED BY THE COMMITTEE TO REVITALIZE DOMINION
BRIDGE CORPORATION

                  The undersigned, a stockholder of record of Dominion Bridge Corporation (the "Company") hereby consents, pursuant to Section 228 of the Delaware General Corporation Law, with respect to all shares of Common Stock, par value $.001 per share, of the Company which the undersigned is entitled to vote in all capacities, to the following action without a meeting, without prior notice and without a vote:

                  RESOLVED, that the Bylaws of the Company are hereby repealed in their entirety; and it is further

                   RESOLVED, that the Bylaws included as Appendix A to the Consent Statement dated May __, 1997 of the Committee to Revitalize Dominion Bridge Corporation, are approved and adopted as and for the Company's Bylaws (the "Bylaws"); and it is further

                   RESOLVED,  that in  accordance  with  Article  III,
                   Section 3 of the Bylaws and in the best interests of the Company, Michel L. Marengere, Nicolas Matossian and Olivier Despres are hereby removed as Chairman and Chief Executive Officer, President and Chief Operating Officer, and Vice President and Corporate Secretary, respectively.

                   RESOLVED,  that in  accordance  with  Article  III,
                   Section 2 of the Bylaws, John D. Kuhns, Kenneth W. Mariash and John M. Dutton are hereby elected Chairman, President and Secretary, respectively.

_____ CONSENT            _________ CONSENT WITHHELD     ___________ ABSTAINS

INSTRUCTIONS: To consent or withhold consent to, or abstain from, the foregoing resolutions check the appropriate box above.


                      --------------------------

                  If no box is marked with respect to each of the above resolutions, the undersigned will be deemed to consent to such resolutions.

(This Consent card is continued on the reverse side. Please mark, sign and date this Consent card on the reverse side before returning the Consent card in the enclosed envelope.)

                  IN  WITNESS   WHEREOF,   the  undersigned  has  executed  this
shareholder action on the date set forth below.


                               Date:


                               -------------------------------------------------
                               Signature of Stockholder


                               -------------------------------------------------
                               Signature (if held jointly)


                               ------------------------------------------------
                               Name and Title of Representative (if applicable)


                               IMPORTANT NOTE TO STOCKHOLDERS: Please sign exactly as your shares are registered. Joint owners should both sign. When signing as executor, trustee, administrator, guardian, officer of a corporation, attorney-in-fact or in any other fiduciary or representative capacity, please give your full name. This consent, when executed, will vote all shares held in all capacities. BE SURE TO DATE THIS CONSENT CARD.

                          **THIS IS YOUR CONSENT CARD**